UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]   CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                ICU Medical, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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

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     previously. Identify the previous filing by registration statement number,
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

                                ICU MEDICAL, INC.
                               951 CALLE AMANECER
                         SAN CLEMENTE, CALIFORNIA 92673
                                   ----------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD APRIL 27, 2001
                                   ----------


This Annual meeting of Stockholders of ICU Medical, Inc. (the "Company") will be held at the Double Tree Hotel 34402 Pacific Coast Highway, Dana Point, CA 92629, California, Friday, April 27, 2001 at 10:00 a.m., Pacific Daylight Time, for the following purposes:

                  1. To elect two directors of the Company to serve for a term of three years and until their successors have been elected and qualified;

                  2. To ratify the selection of Arthur Andersen LLP, independent certified public accountants, as independent auditors for the Company for the year ending December 31, 2001; and

                  3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has determined that only holders of Common Stock of record at the close of business on March 4, 2001 will be entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof.



                                          The Board of Directors


                                          /s/ Francis J. O'Brien

                                          Francis J. O'Brien, Secretary

San Clemente, CA
March 16, 2001



                             YOUR VOTE IS IMPORTANT

     Please complete, sign, date and return the enclosed proxy promptly even though you plan to attend the meeting in person. If you attend the meeting, you may withdraw your proxy and vote in person.


                          THANK YOU FOR ACTING PROMPTLY

                                ICU MEDICAL, INC.

                               951 CALLE AMANECER
                         SAN CLEMENTE, CALIFORNIA 92673

                                 PROXY STATEMENT



     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of ICU Medical, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held April 27, 2001, at the Double Tree Hotel 34402 Pacific Coast Highway, Dana Point, California at 10:00 a.m., Pacific Daylight Time, and at any adjournments thereof, for the purposes set forth herein and in the accompanying Notice. The approximate date of mailing of this Proxy Statement and the accompanying proxy is March 16, 2001.


PROXY INFORMATION

     A stockholder giving a proxy may revoke it at any time before it is exercised by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if the person executing the proxy is present at the Annual Meeting and elects to vote in person. Subject to such revocation or suspension, all shares represented by each properly executed proxy received by the Company will be voted in accordance with the instructions indicated thereon, and if instructions are not indicated, will be voted in favor of (i) the election of the nominees for director named in, or otherwise nominated as set forth in, this Proxy Statement and (ii) the proposal to ratify the selection of independent certified public accountants.


RECORD DATE AND VOTING

     As of March 4, 2001, the outstanding voting securities of the Company consisted of 8,424,523 shares of $.10 par value Common Stock. Each stockholder of record at the close of business on March 4, 2001 is entitled to one vote for each share then held on each matter submitted to a vote of stockholders. The presence in person or by proxy of holders of a majority of the issued and outstanding Common Stock will constitute a quorum for the transaction of such business as shall properly come before the meeting.

     Generally, stockholder approval of a matter, other than the election of directors, requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter. Directors are elected by a plurality of the votes of the shares present in person or by proxy and entitled to vote on the election of directors. Shares voted to abstain on a matter will be treated as entitled to vote on the matter and will thus have the same effect as "no" votes. Broker non-votes are not counted as entitled to vote on a matter in determining the number of affirmative votes required for approval of the matter, but are counted as present for quorum purposes. The term "broker non-votes" refers to shares held by a broker in street name which are present by proxy but are not voted on a matter pursuant to rules prohibiting brokers from voting on non-routine matters without instructions from the beneficial owner of the shares. The election of directors and ratification of the selection of independent certified public accountants are generally considered to be routine matters on which brokers may vote without instructions from beneficial owners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information as to shares of Common Stock owned as of March 4, 2001, by (i) each person who, insofar as the Company has been able to ascertain, beneficially owned more than five percent of the outstanding Common Stock, (ii) each director, (iii) each nominee for election as a director, and (iv) all directors and officers as a group. Unless otherwise indicated in the footnotes following the table, and subject to community property laws where applicable, the Company believes that the persons as to whom the information is given have sole voting and investment power over the shares listed as beneficially owned. The business address of the George A. Lopez, M.D. Second Family Limited Partnership, George A. Lopez, M.D. and Diana K. Lopez, M.D. is 951 Calle Amanecer, San Clemente, California 92673.

SHARES OF COMMON STOCK OF THE COMPANY
                                                                                             SHARES        PERCENT
                                                                                             OWNED            OF
                                                                                          BENEFICIALLY     CLASS(1)
                                                                                          ------------     --------
     George A. Lopez, M.D..........................................................        2,399,742(3)       23.9%
     George A. Lopez, M.D. Second Family Limited Partnership ......................          791,742(2)        9.4%
     Diana K. Lopez, M.D. .........................................................        1,057,048(4)       12.5%
     Wasatch Advisors..............................................................        1,766,563(9)       21.0%
        68 South Main Street, Salt Lake City, UT 84101
     FMR Corporation...............................................................          854,450(9)       10.1%
        82 Devonshire Street, Boston, MA 02109
     Arbor Capital.................................................................          609,600(9)        7.2%
        120 South Sixth Street, Minneapolis, MN 55402
     Lord Abbett & Company.........................................................          590,781(9)        7.0%
        90 Hudson Street, Jersey City, NJ 07302
     Jack W. Brown.................................................................            8,500(5)        *
     John J. Connors...............................................................            5,000           *
     Michael T. Kovalchik III, M.D.................................................            7,675(6)        *
     Richard H. Sherman, M.D.......................................................           61,534           *
     Robert S. Swinney, M.D........................................................            5,000(7)        *
     All officers and directors as a group (9 persons).............................        2,700,881(8)       26.5%

------------------
*    Less than one percent
(1) Based on total shares of Common Stock outstanding plus outstanding options to acquire Common Stock currently exercisable or exercisable within 60 days held by the beneficial owner whose percent of outstanding stock is calculated.
(2) George A. Lopez, M.D. and Diana K. Lopez, M.D., his wife, are the general partners of the George A. Lopez, M.D. Second Family Limited Partnership (the "Partnership") and hold a one-percent general partnership interest in the Partnership. As general partners, they share power to vote and power to dispose of the 791,742 shares owned by the Partnership and may be deemed to be beneficial owners of such shares. Trusts for the benefit of the Lopez' children, the Christopher George Lopez Children's Trust and the Nicholas George Lopez Children's Trust, own a 99% limited partnership interest in the Partnership. The Drs. Lopez are not trustees of and have no interest in their children's Trusts. Except to the extent of their undivided one percent general partnership interest in the assets of the Partnership, the Drs. Lopez disclaim any beneficial ownership of the shares owned by the Partnership.
(3) Includes options to acquire 1,608,000 shares. Also includes the 791,742 shares owned by the Partnership, as to which shares Dr. Lopez disclaims any beneficial ownership except to the extent described in Note (2). Does not include 15,306 shares owned by his wife, as to which Dr. Lopez disclaims beneficial ownership, and as to which he has no voting and investment power. Also does not include 250,000 held by Dr. Lopez' wife as Trustee of the Lopez CRT #1 for the benefit of Dr. Lopez and his wife, as to which shares Dr. Lopez has no voting or investment power.

(4) Includes 15,306 shares owned by Diana K. Lopez, M.D. and 250,000 shares held by her as trustee of the Lopez CRT #1 for the benefit of Diana K. Lopez, M.D. and George A. Lopez, M.D. Also includes 791,742 shares owned by the Partnership as to which Dr. Lopez disclaims any beneficial ownership except to the extent described in Note (2).
(5)  Includes options to acquire 7,500 shares.
(6)  Includes options to acquire 3,500 shares.
(7) Does not include 500 shares owned by his wife as to which Dr. Swinney disclaims ownership.
(8)  Includes options to acquire 1,772,530 shares.
(9) Information included solely in reliance information included in a Statement on Schedule 13D on Form 13G filed with the Securities and Exchange Commission by the indicated holder.


SHARES OF COMMON STOCK OF SETFINDER, INC., A WHOLLY OWNED SUBSIDIARY OF THE COMPANY
                                                                                             SHARES         PERCENT
                                                                                             OWNED             OF
                                                                                         BENEFICIALLY(1)    CLASS(2)
                                                                                         ---------------    --------
     George A. Lopez, M.D..........................................................          366,666           4.4%
     Evelyn L. Foss ...............................................................           13,333             *
     Jack W. Brown.................................................................            7,500             *
     John J. Connors...............................................................            7,500             *
     Michael T. Kovalchik III, M.D.................................................            7,500             *
     Richard H. Sherman, M.D.......................................................            7,500             *
     Robert S. Swinney, M.D........................................................            7,500             *
     All officers and directors as a group (9 persons).............................          417,499           5.0%
---------------------------

*    Less than one percent
(1) All shares owned beneficially consist of options to acquire common stock of SetFinder, Inc.
(2) Based on total shares of Common Stock outstanding plus outstanding options to acquire Common Stock currently exercisable or exercisable within 60 days held by the beneficial owner whose percent of outstanding stock is calculated.


SHARES OF COMMON STOCK OF BUDGET MEDICAL PRODUCTS, INC., A WHOLLY OWNED SUBSIDIARY OF THE COMPANY
                                                                                             SHARES         PERCENT
                                                                                             OWNED             OF
                                                                                         BENEFICIALLY(1)    CLASS(2)
                                                                                         ---------------    --------
     George A. Lopez, M.D..........................................................          366,666           4.4%
     Jack W. Brown.................................................................            7,500             *
     John J. Connors...............................................................            7,500             *
     Michael T. Kovalchik III, M.D.................................................            7,500             *
     Richard H. Sherman, M.D.......................................................            7,500             *
     Robert S. Swinney, M.D........................................................            7,500             *
     All officers and directors as a group (9 persons).............................          404,166           4.8%
----------------------------

*    Less than one percent
(1) All shares owned beneficially consist of options to acquire common stock of Budget Medical Products, Inc.
(2) Based on total shares of Common Stock outstanding plus outstanding options to acquire Common Stock currently exercisable or exercisable within 60 days held by the beneficial owner whose percent of outstanding stock is calculated.

                              ELECTION OF DIRECTORS

NOMINEES AND DIRECTORS

     Two directors, of the six directors currently constituting the Board of Directors, are to be elected at the Annual Meeting and to hold office until the year 2004 Annual Meeting and until their successors are elected and qualified. The Company's Board of Directors is divided into three classes. Each year a different class of directors is elected at the Annual Meeting to a three-year term.

         In the election of directors, the proxy holders intend to vote for the election of George A. Lopez, M.D. and Robert S. Swinney, M.D., who are now members of the Board and whose current terms of office are expiring. It is not anticipated that the nominees will decline or be unable to serve as directors. If, however, that should occur, the proxy holders will vote the proxies in their discretion for any nominee designated to fill the vacancy by the present Board of Directors.

                                                      CURRENT
                                           DIRECTOR     TERM
                NAME                   AGE   SINCE     EXPIRES                 PRINCIPAL OCCUPATION
------------------------------------   ---   -----     -------      -------------------------------------------
George A. Lopez, M.D................   53     1984       2001       Chairman of the Board, President and Chief
                                                                    Executive Officer of the Company

Jack W. Brown.......................   61     1992       2003       Former Chairman of the Board and President of
                                                                    Gish Biomedical, Inc., disposable medical
                                                                    devices

John J. Connors.....................   61     1992       2002       Patent Attorney

Michael T. Kovalchik III, M.D.......   55     1989       2002       Physician and Director of the Dialysis Unit,
                                                                    Charlotte Hungerford Hospital, Torrington,
                                                                    Connecticut

Richard H. Sherman, M.D.............   54     1990       2003       Physician and Chief of Medicine, Bay Health,
                                                                    Milford, Delaware

Robert S. Swinney, M.D..............   55     1998       2001       Physician and member of the faculty of the Los
                                                                    Angeles County-University of Southern
                                                                    California Medical Center

         Dr. Lopez is the founder of the Company and has served as Chairman of the Board, President and Chief Executive Officer for more than five years. Dr. Lopez has held various offices and served as a director of the Company since its founding in 1984 with some interruptions in service.

         Messrs. Brown and Connors and Drs. Kovalchik, Sherman and Swinney have been engaged in their current occupations for more than five years. Mr. Connors served as Secretary, Treasurer and Chief Financial Officer of the Company from April 30, 1996 until November 1, 1996 on an interim basis during a search for a candidate to fill those positions permanently. Mr. Connors previously served as a director from December 1988 to July 1989. Dr. Swinney previously served as a director from 1989 to October 1995.

SPECIAL COMMITTEES AND ATTENDANCE AT MEETINGS

         The Board of Directors has an Audit Committee, which consists of Messrs. Brown and Connors and Dr. Swinney. As more fully described in the Audit Committee Charter, the Audit Committee selects independent public accountants, reviews reports from the Company's independent public accountants and reviews with them the scope and results of the audit engagement. The Audit Committee met six times in 2000.

         The Board of Directors has a Compensation Committee of the Board, consisting of Messrs. Brown and Connors, Drs. Kovalchik, Sherman and Swinney. The Compensation Committee, as more fully described in the Compensation Committee Report, approves salary practices for executive personnel, establishes the compensation of executive officers and authorizes the grant of stock options. The Compensation Committee met eight times in 2000.

         During 2000, the Board met 13 times. Each director attended more than 75% of the total of all meetings of the Board and any committees on which he serves.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

         During 2000, the Compensation Committee (the "Committee") consisted of six directors who are not employees or former employees of, or consultants to, the Company. The Committee approves salary practices for executive personnel, reviews the performance of the Company and the executive officers, sets performance objectives, establishes the compensation of executive officers, including the Chief Executive Officer, and authorizes the grant of options under the 1993 Stock Incentive Plan.

         The Company's policy in compensating executive officers is to establish methods and levels of compensation that will provide strong incentives to promote the profitability and growth of the Company and reward superior performance and that are sufficiently competitive to attract, retain and motivate highly competent management personnel. Compensation of executive officers includes base salary, performance-based incentive bonuses and stock-based programs.

         The Committee has adopted an executive compensation policy which provides a base salary and, if certain performance objectives are met, incentive bonuses and stock options which are awarded and paid semi-annually. The Committee considers total compensation paid to executive officers holding comparable positions in comparable companies and for 2000 set base salaries of the Company's executive officers at or above the middle of the range of comparable compensation. In addition to the base salary, upon achievement of performance objectives established by the Committee, officers could receive bonuses in amounts ranging from 22% to 55% of their base salaries. The policy through 1998 also provided for award of stock options ranging in value from 25% to 75% of base salary, based on an option valuation model, which were awarded as described below. If performance objectives are achieved and officers receive the entire amount of incentive compensation available to them, their compensation could be at the highest percentiles of compensation for comparable positions. The Committee believes that performance-based and stock-based compensation serve to align the interests of the executive officers with the interests of the Company's stockholders.

         Stock options to be received by officers pursuant to the executive compensation policy described above are awarded under the 1993 Plan. Options granted under the 1993 Plan through 1999 become exercisable on the achievement of performance objectives established by the Committee or 10 years from the date of grant. The 1993 Plan and the performance objectives are designed so that the options will motivate the officers toward and reward them for achievement of the performance objectives.

         In November 1997, the Committee accelerated option grants to officers of the Company, other than Dr. Lopez, by a one-time grant of options covering the estimated number of shares which otherwise would be covered by options that the Company would expect to award over a five year period under the executive compensation policy described above. The options were granted with the understanding that no additional options would be granted to the recipients under the executive compensation policy for five years. At the time that the options were granted, the Committee established a series of performance objectives, which, if met, would cause the options to become exercisable earlier than 10 years from the date of grant. It is expected that the performance objectives will not be met until at least several years after the expected awards normally would have been made. The Committee further provided that options could not be exercised as to more than 20% cumulatively of the covered shares each year from 1998 through 2002. A similar award was made to Dr. Lopez in January 1998, but related only to options that might have been awarded in 1998.

         Bonuses were paid to officers who were deemed to have met the performance objectives for the first and second halves of 2000. No options were granted to officers, other than Dr. Lopez, as a result of achievement of the performance objectives for 2000 because of the grants awarded in November 1997 as described above. In January 1999, additional options were granted to Mr. Costello coincident with a salary adjustment.

         The base salary paid to Dr. Lopez in 2000 was set by the Committee in accordance with the Company's executive compensation policy at near the middle of the range of total compensation paid to Chief Executive Officers of companies that the Committee deemed to be comparable to the Company. Under the executive compensation policy, Dr. Lopez received incentive bonuses of 55% of his base salary. In 1999, the policy as it applies to Dr. Lopez was amended to dispense with large stock option grants that had been made at two to three year intervals, and which were not covered by the semi-annual award policy described above, and to also dispense with the semi-annual award policy, and to grant him more options during each year than was provided for under the executive compensation policy as in effect until that time. Accordingly, in 2000, Dr. Lopez was granted options to purchase 200,000 shares of common stock in September 2000 and an additional 50,000 options to purchase shares in December 2000. In the future, grants of 50,000 shares are provided for each quarter. In 2000, Dr. Lopez was granted options to purchase 1,100,000 shares of Budget Medical Products, Inc. and 1,100,000 shares of SetFinder, Inc., both wholly owned subsidiaries of the Company. These options are outside the policy concerning options to purchase the Company's common stock, and are in recognition of Dr. Lopez's substantial efforts and contribution in the establishment of those subsidiaries. The executive compensation policy sets the incentive bonuses and the value of stock options to be awarded to Dr. Lopez at a higher percentage of his base salary than that awarded to other officers. The Committee believes that in view of the Chief Executive Officer's overall responsibility for the success of the Company, it is appropriate that a larger portion of his compensation be contingent on performance.


March 9, 2001

                                        COMPENSATION COMMITTEE


                                        Michael T. Kovalchik III, M.D., Chair
                                        Jack W. Brown
                                        John J. Connors
                                        Richard H. Sherman, M.D.
                                        Robert S. Swinney, M.D.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table shows the compensation earned for the past three years by each of the Company's executive officers whose 2000 compensation exceeded $100,000 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION         LONG TERM
                                                   --------------------      COMPENSATION
                                                                         SECURITIES UNDERLYING       ALL OTHER
             NAME AND POSITION               YEAR  SALARY ($)  BONUS(1)        OPTIONS(#)         COMPENSATION ($)
                                             ----  ----------  --------  -----------------------  ----------------
George A. Lopez.........................     2000   $325,000   $179,780       250,000 (2)            $36,303 (5)
   Chairman of the Board,                                                   1,100,000 (3)             33,654 (5)
   President and Chief Executive Officer                                    1,100,000 (4)
                                             1999    225,000    123,750       100,000 (2)
                                             1998    166,000    124,500       750,000 (2)

Francis J. O'Brien......................     2000    200,000     51,030           685 (2)
   Secretary, Treasurer and                  1999    200,000     47,500         2,000 (2)
   Chief Financial Officer                   1998    150,000     65,000         2,000 (2)

Richard A. Costello (4).................     2000    165,000     56,030           685 (2)
   Vice President of Sales                   1999    150,000     72,750        37,000 (2)
                                             1998    100,000    115,870         2,000 (2)

Evelyn L. Foss..........................     2000    110,000     33,000           685 (2)
   Vice President of Marketing                                                 40,000 (4)
                                             1999    110,000     41,250         2,000 (2)
                                             1998     95,000     47,500         2,000 (2)

(1) Bonus amounts are included in the year earned rather than the year actually paid; a portion is paid in the following year.
(2)  Options to acquire shares of the Company.
(3) Options to acquire shares of Budget Medical Products, Inc. a wholly owned subsidiary of the Company.
(4) Options to acquire shares of SetFinder, Inc., a wholly owned subsidiary of the Company.
(5) Dollar value of life insurance premiums paid by the Company, based on the cost of term life insurance, plus the dollar value, on an actuarial basis, of the net cash surrender value accruing to the Diana Lopez Insurance Trust as owner of the life insurance policy on Dr. Lopez.


STOCK OPTION GRANTS

         Options to purchase Common Stock of the Company were granted in 2000 to employees under the 1993 Plan, which provides for the grant of options to purchase up to 4,775,000 shares. The exercise price of options granted under the 1993 Plan is the fair market value of the Common Stock on the date of grant. All options granted under the 1993 Plan through April 2000 expire eleven years from issuance and are time-accelerated options which vest upon the earlier of the Company achieving specific operating performance levels or ten years from the date of grant. Options granted since April 2000 expire eleven years from issuance and vest in equal annual amounts on the first, second and third anniversary of issuance. The Company may issue time-accelerated options in the future.

         In 2000, two of the Company's wholly owned subsidiaries, Budget Medical Products, Inc. and SetFinder, Inc. adopted stock option plans. Options expire ten years from issuance, except Incentive Stock Options which expire five years from issuance. Options vest in equal annual amounts on the first, second and third anniversary of issuance. The subsidiary companies have certain rights to repurchase shares issued under options for as long as the subsidiary is not subject to the reporting requirements of the Securities Exchange Act of 1934.

                        OPTION GRANTS IN LAST FISCAL YEAR
                                                                                     POTENTIAL REALIZABLE VALUE AT
                                                                                         ASSUMED ANNUAL RATES OF
                                                                                        STOCK PRICE APPRECIATION
                                             INDIVIDUAL GRANTS                                FOR OPTION TERM
                          -------------------------------------------------------    -----------------------------
         NAME               NUMBER OF       % OF TOTAL     EXERCISE
                            SECURITIES       OPTIONS       OR BASE
                            UNDERLYING      GRANTED TO      PRICE
                             OPTIONS         EMPLOYEES     PER SHARE   EXPIRATION
                            GRANTED (#)       IN 2000        ($/SH)        DATE       5% ($) (1)      10% ($) (1)
                          -------------     ----------     ---------   ----------    ------------     ------------

ICU Medical, Inc.
-----------------------------------------
 George A. Lopez, M.D.        200,000           46%       $   21.94      9/9/11      $ 3,166,614      $ 8,130,550
                               50,000           11%           27.94     12/9/11          992,255        2,588,572
 Francis J. O'Brien               685            *        $   14.38      1/4/11      $     6,995      $    18,247
 Richard A. Costello              685            *        $   14.38      1/4/11      $     6,995      $    18,247
 Evelyn L. Foss                   685            *        $   14.38      1/4/11      $     6,995      $    18,247

Budget Medical Products, Inc. ("BMP")
-----------------------------------------
 George A. Lopez, M.D.      1,100,000           79%       $    2.51(2)   2/9/10      $ 1,737,243      $ 4,402,514

SetFinder, Inc. ("SetFinder")
-----------------------------------------
 George A. Lopez, M.D.      1,100,000           91%       $    0.11(2)   2/9/10      $    73,070      $   185,173
 Evelyn L. Foss                40,000            3%       $    0.11(2)   2/9/10      $     2,657      $     6,734
----------------
* Less than 1%

(1) The rates of stock appreciation reflected in the table are assumed solely for the purpose of compliance with the rules of the Securities and Exchange Commission relating to the disclosure of executive compensation. The Company's Common Stock has at times appreciated at rates substantially different than the assumed rates and at other times the value of the Common Stock has declined. Neither the assumed appreciation rates nor the actual changes in the share value of the Company's common stock since the dates of option grants are necessarily indicative of any future value of the Common Stock. The actual realizable value of the options may be substantially greater or less than that reflected in the table depending on the actual changes in the share value during the options' terms.
(2) There is no market for the common stock of BMP and SetFinder and there is no assurance that any trading market will develop in the future. The exercise price for the BMP and SetFinder options were based upon determinations of the fair market value of the common stock of those companies by their respective boards of directors.

STOCK OPTION EXERCISES AND HOLDINGS

         AGGREGATED OPTION EXERCISES IN 2000 AND YEAR-END OPTION VALUES

         The following table contains information about stock options exercised during 2000, and stock options held at December 31, 2000, by the named executive officers of the Company.

                                   SHARES                                                VALUE OF UNEXERCISED
                                  ACQUIRED                NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS AT
                                     ON        VALUE    OPTIONS AT YEAR-END(#)(1)            YEAR-END($)
                NAME              EXERCISE    REALIZED  EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
                ----              --------    --------  -------------------------     -------------------------
ICU Medical, Inc.
--------------------------------
 George A. Lopez, M.D..........   200,000   $1,379,406     1,608,000  /   350,000    $ 29,156,125 /   $ 8,988,246
 Francis J. O'Brien............    10,000      158,125        63,139  /   101,205       1,324,509 /     1,922,579
 Richard A. Costello...........     8,541       87,647        12,314  /    86,941         236,275 /     1,459,668
 Evelyn L. Foss................       ---          ---        70,077  /    77,557       1,616,729 /     1,468,833

Budget Medical Products, Inc.
--------------------------------
 George A. Lopez, M.D..........       ---          ---           ---  / 1,100,000           $ --- /         $ ---

SetFinder, Inc.
--------------------------------
 George A. Lopez, M.D..........       ---          ---           ---  / 1,100,000           $ --- /         $ ---
 Evelyn L Foss.................       ---          ---           ---  /    40,000           $ --- /         $ ---

PERFORMANCE GRAPH

         The following graph shows the total stockholder return on the Company's Common Stock based on the market price of the Common Stock from January 1, 1996 to December 31, 2000 and the total returns of the Nasdaq Stock Market National Market Tier Index and Common Stocks of a peer group selected by the Company for the same period.


      COMPARISON OF TOTAL RETURN FROM JANUARY 1, 1996 TO DECEMBER 31, 2000 AMONG ICU MEDICAL, INC., THE NASDAQ STOCK MARKET INDEX AND PEER GROUP

                            [Performance Graph here]

                        1/1/96  12/31/96  12/31/97  12/31/98  12/31/99  12/31/00
ICU Medical, Inc.       100.0      46.3      72.8     129.4      89.7     177.2
Nasdaq                  100.0     123.0     150.7     212.5     394.9     237.6
Peer Group              100.0      72.5      41.5      34.2      48.6      49.8

         Assumes $100 invested on January 1, 1996 in the Company's Common Stock, the Nasdaq Stock Market National Market Tier Index and the Peer Group.

         The companies in the peer group selected by the Company are Gish Biomedical, Inc., Isolyser Company, Inc., Merit Medical Systems, Inc., Utah Medical Products, Inc. and Vital Signs, Inc. The basis for the selection of the companies in the peer group is that, like the Company, they are all small to mid-size producers of medical products.

DIRECTORS' COMPENSATION

         During 2000, the Company paid directors who were not employees of the Company an annual retainer of $10,000 plus $1,000 per day for attendance at meetings of the Board and $500 if the meeting is conducted telephonically. Pay for attendance at meetings of Committees of the Board is $750 per day, and $375 if the meeting is conducted telephonically. In addition, under the Directors' Stock Award Plan, the Company automatically awards 1,000 shares of Common Stock to each non-employee director on the date of each Annual Meeting.

EMPLOYMENT AGREEMENTS

        The Company has an employment agreement with each named executive officer, which provides for an annual base salary and a bonus payable in cash and options to acquire the Company's Common Stock under the 1993 Plan based on achievement of specified performance goals. Unless earlier terminated, the employment agreements expire on June 30, 2001, at which time they may be renewed for successive six-month periods. The provisions for bonuses payable in options to acquire the Company's Common Stock for all except Dr. Lopez were, in effect, superceded by an award of stock options in November 1997 in place of options that might have been awarded over the succeeding five years. Options granted through April 2000 vest only upon the earliest of the Company achieving specific operating performance levels or ten years from the date of grant. Options granted after April 2000 vest in equal annual amounts on the first , second and third anniversary of issuance.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

        The Company has a $200,000 loan outstanding to Richard A. Costello, made in April, 1999 to assist him in acquiring a home. It is secured by a second mortgage which bears interest at 6% payable semi-annually and the loan is due April 28, 2004.


                              SELECTION OF AUDITORS

        The Audit Committee of the Board of Directors of the Company has selected Arthur Andersen LLP, independent certified public accountants, as independent auditors of the Company for the year ending December 31, 2001, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Arthur Andersen LLP has audited the Company's financial statements for the last ten years. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and respond to appropriate questions.

AUDIT FEES

        The aggregate fees billed by Arthur Andersen LLP for the audit of the Company's consolidated financial statements for the year ended December 31, 2000 and the reviews of the quarterly consolidated financial statements included in the Company's Forms 10-Q for that year were $90,000.

ALL OTHER FEES

        During the year 2000, aggregate fees billed by Arthur Andersen LLP, other than audit fees, were approximately $121,600 for preparation of tax returns and consulting on tax matters.

        The Audit Committee has considered whether the provision of the tax related services is compatible with maintaining Arthur Andersen LLP's independence and concluded that there was no incompatibility.



AUDIT COMMITTEE REPORT

        During 2000, the Audit Committee ("the Committee") consisted of three directors who are independent directors as defined by Nasdaq regulations. The Company's Board of Directors on May 5, 2000 adopted a written Charter for the Audit Committee, which is attached as Appendix A to this proxy statement.

        The Company's audited consolidated financial statements are included in the Company's Annual Report to Shareholders and Form 10-K. The Audit Committee has reviewed and discussed those financial statements with management of the Company, and has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended. Further, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standards No. 1, "Independence Discussions with Audit Committees", as amended], and has discussed the independent auditor's independence with them. Based on these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the audited consolidated financial statements be included in the Company's Annual Report to Shareholders and Form 10-K.

March 9, 2001

                                                    AUDIT COMMITTEE

                                                    John J. Connors., Chair
                                                    Jack W. Brown
                                                    Robert S. Swinney, M.D.




                                  OTHER MATTERS

        The Company knows of no other matters to be brought before the Annual Meeting. If any other matters are properly presented for action, the persons named in the accompanying proxy intend to vote on such matters in their discretion.

                                  ANNUAL REPORT

        The Company's Annual Report for the year ended December 31, 2000, is being mailed to all stockholders together with this Proxy Statement.

        THE COMPANY WILL PROVIDE, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING FINANCIAL STATEMENTS AND RELATED SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UPON REQUEST IN WRITING FROM ANY PERSON WHO WAS A HOLDER OF RECORD, OR WHO REPRESENTS IN GOOD FAITH THAT HE OR SHE WAS A BENEFICIAL OWNER, OF COMMON STOCK OF THE COMPANY ON MARCH 4, 2001. ANY SUCH REQUEST SHALL BE ADDRESSED TO THE SECRETARY OF THE COMPANY AT 951 CALLE AMANECER, SAN CLEMENTE, CA 92673.

                           NOMINATION OF DIRECTORS AND
                       SUBMISSION OF STOCKHOLDER PROPOSALS

        Any stockholder who intends to nominate persons for election as directors at an annual meeting shall give timely written notice to the Secretary of the Company setting forth (a) as to each nominee whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the nominee and
(iv) any other information concerning the nominee that would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominee; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the Company which are beneficially owned by the stockholder. Such notice shall include a signed consent of each such nominee to serve as director of the Company, if elected. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility for such proposed nominee to serve as a director of the Company. Any stockholder who intends to propose any business at a meeting shall give timely written notice to the Secretary of the Company setting forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business to be brought before the meeting and the reasons for conducting the business at the meeting, (ii) the name and record address of the stock holder giving the notice, (iii) the class and number of shares of capital stock of the Company that are beneficially owned by the stockholder, and by any other stockholders known by the stockholder giving the notice to be supporting the proposal and (iv) any material or financial interest of the stockholder in such business. Either of the notices described above will be timely if it is delivered to or mailed and received at the Company's executive offices not less than 50 days nor more than 75 days prior to the date of the annual meeting, unless the Company has given less than 60 days notice or prior public disclosure of the date of the meeting, in which case the notice must be received by the Company not less than 10 days after notice of the meeting was mailed or public disclosure of the date of the meeting was made. A proposal that a stockholder wants the Company to include in the Proxy Statement for the 2002 Annual Meeting must be received by the Company at its principal executive offices by November 16, 2001, to be included in the Proxy Statement for that meeting, and all other conditions for such inclusion must be satisfied.


      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of the Company's Common Stock to file reports on prescribed forms regarding ownership of and transactions in the Common Stock with the Securities and Exchange Commission and to furnish copies of such forms to the Company. Based solely on a review of the forms received by it, the Company believes that with respect to 2000 the following Section 16(a) filings were not filed on a timely basis: one filing each on Form 4 for Michael T. Kovalchik, III, M.D. and Robert S. Swinney, M.D.


                             SOLICITATION OF PROXIES

        The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made by mail, telephone or telegram and personally by directors, officers and other employees of the Company, but such persons will not receive compensation for such services over and above their regular salaries. The Company will reimburse brokers, banks, custodians, nominees and fiduciaries holding stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

                                         BY ORDER OF THE BOARD OF DIRECTORS
                                         /S/ Francis J. O'Brien
                                         Francis J. O'Brien, SECRETARY

                                                                      APPENDIX A

                                ICU Medical, Inc.
                    Audit Committee of the Board of Directors
                                     Charter


Audit Committee

There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of at least three directors designated by the Board of Directors.

Each member of the Audit Committee shall be independent of the management of the corporation and free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member. In addition, each member of the Audit Committee shall be an "independent director" as defined in Rule 4200 of the Nasdaq Stock Market, Inc. ("Nasdaq.")

Each Audit Committee member shall be able to read and understand fundamental financial statements.

Additionally, at least one member of the Audit Committee shall be financially sophisticated, that is, has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the members financial sophistication, including being or have been a Chief Executive Officer, Chief Financial Officer or other senior officer with financial oversight responsibilities. (The provisions of this paragraph shall be effective no later than the 2001 annual meeting of stockholders.)

Unless a Chairperson is designated by the Board of Directors, the Audit Committee shall appoint a member as Chairperson.

Statement of Policy

The Audit Committee shall provide assistance to the Board of Directors in fulfilling its responsibility to shareholders, potential shareholders and the investment community relating to corporate accounting, reporting practices of the corporation and the quality and integrity of the financial reports of the corporation. In doing so, it is the responsibility of the Audit Committee to maintain free and open means of communication between the Board of Directors, the independent auditors and the financial management of the corporation.

Responsibilities

In carrying out its responsibilities, the policies and procedures of the Audit Committee should be flexible, in order for it to react to changing conditions and to ensure to the Board of Directors and shareholders that the accounting and reporting practices of the corporation are in accordance with all requirements.

In carrying out these responsibilities, the Audit Committee:

|X| has the authority and responsibility to select, evaluate and replace independent auditors. The independent auditors are ultimately accountable to the Board of Directors and Audit Committee.

|X| discusses with the independent auditors any relationship or services that might affect their objectivity or independence as to the corporation, and take other appropriate action to oversee the independence of the outside auditor. In fulfilling this responsibility, the Audit Committee shall obtain annually from the independent auditors a written statement delineating all relationships with the corporation, consistent with the standards of the Independence Standards Board.

|X| meets with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof reviews such audit, including any comments or recommendations of the independent auditors.

|X| reviews with the independent auditors and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

|X| reviews the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders.

|X| discusses with the independent auditors any matters required to be discussed by Statement on Auditing Standards No. 61 "Communication with Audit Committees," as it may be amended, of the American Institute of Certified Public Accountants, not specifically required elsewhere herein. In conducting such discussion, the Audit Committee:

     - Reviews with the independent auditors and financial management, among other things, sensitive accounting estimates by management that have a material effect on the financial statements and the basis for the independent auditor's conclusions regarding the reasonableness of those estimates, significant audit adjustments, the independent auditor's responsibility for information other than the financial statements that is contained in the annual report including any procedures they performed and the results of those procedures, and any serious difficulties encountered in the course of the audit.

     - reviews and approves, after discussion with management and the independent auditors, the initial selection of and any changes in accounting principles or policies that effect the corporation's external financial statements, and the accounting for and disclosure of any significant unusual transaction.

     - discusses with the independent auditors any disagreements with management concerning matters such as application of accounting policies, management's judgments about accounting estimates, disclosures in the financial statements, audit scope or the wording of the audit report.

     - discusses with management and the independent auditors the independent auditor's judgments about the quality of the company's accounting principles as applied in its financial reporting.

     - discusses with management and the independent auditors any consultation by management with other accountants about significant accounting and auditing matters, including the independent auditor's views about such matters.

Such discussions shall take place at least annually, and more often if requested by the independent auditor.

|X| provides opportunity for the independent auditors to meet with members of the Audit Committee without members of management present.

|X| reviews and approves the Audit Committee Report for inclusion in the annual report pursuant to the rules of the Securities and Exchange Commission. (The provisions of this paragraph shall be effective no later than December 15, 2000.)

|X| meets with the independent auditors and financial management prior to filing the quarterly financial statements with the Securities and Exchange Commission if the independent auditors request such a meeting to communicate matters identified in their review of such financial statements. This responsibility may delegated to the Chairman of the Audit Committee.

|X| reviews and approves certifications concerning the Audit Committee that are required by NASDAQ.

|X|  reviews accounting and finance personnel resources and succession planning.

|X|  keeps the Board of Directors informed as to activities of the Audit
     Committee

|X| investigates any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

                                 --------------



The Audit Committee will review and reassess the adequacy of this Charter annually.





May 5, 2000